2ND AMENDMENT TO NON-REVOLVING CREDIT LINE LOAN AGREEMENT

     BY THIS AMENDMENT, entered into on the 28th day of June 2002, to the AGREEMENT made and entered into as of the 14th day of March, 2001, and first amended on the 12th day of October 2001, AZCO MINING INC., a Delaware corporation, whose address is 7239 North El Mirage Road, Glendale, Arizona (hereinafter called "Borrower"), and Lawrence G. Olson, whose address is 7239 North El Mirage Road, Glendale, Arizona (hereinafter called "Lender"), for and in consideration of the recitals and mutual promises contained herein, confirm and agree as follows:

SECTION 1. GENERAL TERMS

     1.1 Lender agrees to extend the term of the March 14, 2001, $800,000 loan, subsequently extended October 12th 2001 and currently due March 12th 2003, an additional year to March 12th 2004 (the "Loan Extension 2").

     1.2 The Loan Extension 2 shall be evidenced by a Non-Revolving  Credit Line
Note in the form attached hereto as Exhibit A (the "Note") of Borrower, executed and delivered simultaneously with the execution of this Amendment, in the face amount of $800,000, payable to Lender upon the terms and conditions contained therein.

     1.3 The note shall take the place of the note executed in conjunction with the March 14, 2001 non-revolving credit loan agreement as well as the note executed October 14th 2001 in conjunction with Loan Extension.

     1.4 In consideration of Loan Extension 2, Borrower shall enter into the attached security agreement with Lender.


     IN WITNESS WHEREOF, these presents are executed as of the date indicated above.


                                    BORROWER

                                    AZCO MINING INC., a Delaware corporation

                                    By:
                                    Its:


                                    LENDER



                                    Lawrence G. Olson